 Ashland Partners & Company LLP

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm, Ashland Partners & Company LLP, in the PIA HY Fund Performance Information dated March 26, 2014 in regard to our verification of Pacific Income Advisers’ compliance with the Global Investment Performance Standards (GIPS®).

Jessica Parker, CPA, CIPM Partner

Ashland Partners & Company LLP

525 Bingham Knoll, Suite 200
Jacksonville, OR 97530
March 27, 2014

GIPS® Verification • Performance Examination
SSAE No. 16 Exam • Attestation Services  •  Consulting